                                                                    EXHIBIT 99.2


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Dan's Competition, Inc.:

We have audited the accompanying balance sheets of Dan's Competition, Inc. (an Indiana S-corporation) as of December 31, 1999 and 2000, and the related statements of operations and comprehensive income, statements of changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of Dan's Competition's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dan's Competition, Inc. as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                            /s/ ARTHUR ANDERSEN LLP


New York, New York
November 9, 2001

DAN'S COMPETITION, INC.

BALANCE SHEETS
(Amounts in thousands, except share data)

                                                                                            December 31,          July 31,
                                                                                      ----------------------    -----------
                                            ASSETS                                       1999         2000          2001
                          ------------------------------------------------            ----------   ---------    -----------
                                                                                                                (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                                                            $      966   $     877    $      574
 Accounts receivable, net of allowance of $10, $15 and $15, respectively
                                                                                              59          95            64
 Inventories, net                                                                          2,685       3,157         2,489
 Prepaid catalog costs and other current assets                                                -           -           407
                                                                                      ----------   ---------    ----------

          Total current assets                                                             3,710       4,129         3,534

 PROPERTY AND EQUIPMENT, net                                                                 155         372           563
                                                                                      ----------   ---------    ----------

          Total assets                                                                $    3,865   $   4,501    $    4,097
                                                                                      ==========   =========    ==========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                                                     $      528   $     734    $      647
 Accrued expenses and other current liabilities                                              178         359           248
                                                                                      ----------   ---------    ----------

          Total current liabilities                                                          706       1,093           895
                                                                                      ----------   ---------    ----------

 OTHER LONG-TERM LIABILITIES                                                                  53           -             -
                                                                                      ----------   ---------    ----------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
 Common stock; $1.00 par value; 1,000 shares authorized; 500 shares issued and
  outstanding, respectively                                                                    1           1             1
 Additional paid-in capital                                                                  923         923           923
 Retained earnings                                                                         2,182       2,484         2,278
                                                                                      ----------   ---------    ----------

          Total stockholders' equity                                                       3,106       3,408         3,202
                                                                                      ----------   ---------    ----------

          Total liabilities and stockholders' equity                                  $    3,865   $   4,501    $    4,097
                                                                                      ==========   =========    ==========

The accompanying notes are an integral part of these balance sheets.

DAN'S COMPETITION, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands, except share data)

                                                                      For the                        For the
                                                              Year Ended December 31,       Seven Months Ended July 31,
                                                              -----------------------       ---------------------------
                                                                 1999         2000            2000             2001
                                                              ----------   ----------       -----------     -----------
                                                                                            (unaudited)     (unaudited)
Net sales                                                     $   13,614   $   19,733       $    9,110      $   11,974

Cost of goods sold                                                 8,392       12,372            5,922           7,335
                                                              ----------   ----------       ----------      ----------

          Gross profit                                             5,222        7,361            3,188           4,639

Operating expenses                                                 3,127        5,116            2,343           3,527
                                                              ----------   ----------       ----------      ----------

Income from operations                                             2,095        2,245              845           1,112

OTHER INCOME (EXPENSE):
 Interest income                                                      11           31               15               8
 Loss on sale of equipment                                           (13)          (5)               -               -
 Other income (expense), net                                          (5)          (1)               1               1
                                                              ----------   ----------       ----------      ----------

Net income                                                    $    2,088   $    2,270       $      861      $    1,121
                                                              ==========   ==========       ==========      ==========

Comprehensive income                                          $    2,088   $    2,270       $      861      $    1,121
                                                              ==========   ==========       ==========      ==========

The accompanying notes are an integral part of these statements.

DAN'S COMPETITION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Amounts in thousands, except share data)


                                                   Common Stock       Additional
                                                ------------------                         Retained
                                                  Shares   Amount   Paid-In Capital        Earnings       Total
                                                --------- --------  ---------------     -------------   --------
BALANCE, December 31, 1998                          500    $    1       $    923            $ 1,180      $ 2,104

 Distributions to shareholders                        -         -              -             (1,086)      (1,086)
 Net income                                           -         -              -              2,088        2,088
                                                -------    ------       --------            -------      -------

BALANCE, December 31, 1999                          500         1            923              2,182        3,106

 Distributions to shareholders                        -         -              -             (1,968)      (1,968)
 Net income                                           -         -              -              2,270        2,270
                                                -------    ------       --------            -------      -------

BALANCE, December 31, 2000                          500         1            923              2,484        3,408
                                                -------    ------       --------            -------      -------

 Distributions to shareholders                        -         -              -             (1,327)      (1,327)
 Net income                                           -         -              -              1,121        1,121
                                                -------    ------       --------            -------      -------

BALANCE, July 31, 2001 (unaudited)                  500    $    1       $    923            $ 2,278      $ 3,202
                                                =======    ======       ========            =======      =======


The accompanying notes are an integral part of these statements.

DAN'S COMPETITION, INC.

STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)


                                                                           For the Year Ended     For the Seven Months
                                                                               December 31,           Ended July 31,
                                                                         ----------------------  -----------------------
                                                                             1999        2000        2000         2001
                                                                         -----------  ---------  -----------  ----------
                                                                                                 (unaudited)  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                $ 2,088     $ 2,270     $   861     $ 1,121
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                  77          77          30          63
  Changes in operating assets and liabilities:
   Accounts receivable                                                          47         (36)        (40)         31
   Inventories                                                                (597)       (472)        194         668
   Prepaid catalog costs and other current assets                                -           -           -        (407)
   Accounts payable, accrued expenses and other liabilities                    226         334         (54)       (198)
                                                                           -------     -------     -------     -------
       Net cash provided by operating activities                             1,841       2,173         991       1,278
                                                                           -------     -------     -------     -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures                                                          (49)       (294)       (134)       (254)
                                                                           -------     -------     -------     -------
       Net cash used in investing activities                                   (49)       (294)       (134)       (254)
                                                                           -------     -------     -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholders                                              (1,086)     (1,968)     (1,225)     (1,327)
                                                                           -------     -------     -------     -------
       Net cash used in financing activities                                (1,086)     (1,968)     (1,225)     (1,327)
                                                                           -------     -------     -------     -------

Net increase (decrease) in cash and cash equivalents                           706         (89)       (368)       (303)

CASH AND CASH EQUIVALENTS, beginning of year                                   260         966         966         877
                                                                           -------     -------     -------     -------

CASH AND CASH EQUIVALENTS, end of year                                     $   966     $   877     $   598     $   574
                                                                           =======     =======     =======     =======


The accompanying notes are an integral part of these statements.

1.  BUSINESS AND FINANCIAL STATEMENT PRESENTATION
    ---------------------------------------------

Business
--------

Dan's Competition, Inc., ("Dan's Competition") was incorporated in Indiana in 1996. Dan's Competition is a direct marketer and retailer of BMX-inspired bicycles and related equipment, clothing, shoes and hard goods from leading industry brands. Dan's Competition's mail-order catalog is complemented by its web site, www.danscomp.com, which offers the same product as its catalog.

Financial Statement Presentation
--------------------------------

The accompanying interim financial statements for July 31, 2000 and 2001 have been prepared by Dan's Competition without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive income and cash flows at July 31, 2001 and for all periods presented have been made. The results of operations for the periods ended July 31, 2001 and 2000 are not necessarily indicative of the operating results for the full year.

Certain information and footnote disclosures prepared in accordance with generally accepted accounting principles that are normally included in the financial statements have been condensed or omitted. It is suggested that these financial statements and accompanying notes be read in conjunction with the financial statements and accompanying notes related to the years ended December 31, 1999 and 2000 included herein.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

Revenue Recognition
-------------------

Dan's Competition's revenues consist of merchandise sales and related shipping and handling to its customers, which are recognized at the time that product is shipped to customers. Dan's Competition includes the cost related to shipping and handling as a component of operating expenses in its statements of operations. These costs were $835 and $1,221 for the years ended December 31, 1999 and 2000, and $517 and $687 for the seven months ended July 31, 2000 and 2001, respectively.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

For purposes of the statements of cash flows, Dan's Competition considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Credit Risk
-----------

Dan's Competition performs credit card authorizations and check verifications of its customers prior to shipment of merchandise. Credit risk is limited due to the collection of payments in advance or at time of shipment and Dan's large number of diversified customers. Credit losses have historically been insignificant and consistent with management's expectations.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and obligations under capital leases approximate fair value due to the short maturities of these instruments. Dan's Competition calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different than the book value of those financial instruments. When the fair value approximates book value, no additional disclosure is made. Dan's Competition uses quoted market prices whenever available to calculate these fair values. When quoted market prices are not available, Dan's Competition uses standard pricing models for various types of financial instruments which take into account the present value of estimated future cash flows.

Inventories
-----------

Inventories, which consist of finished goods, are stated at the approximate of lower of cost (first-in, first-out) or market value.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

     Computer software and equipment      3 to 5 years
     Leasehold improvements               Life of the lease
     Automobiles                          3 to 5 years
     Machinery and equipment              5 to 7 years
     Office furniture and fixtures        5 to 10 years

Long-Lived Assets
-----------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," Dan's Competition periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset as measured by the future net cash flows (on an undiscounted basis) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Advertising Costs
-----------------

In accordance with Statement of Position ("SOP") 93-7, "Reporting on Advertising Costs", Dan's Competition charges all media costs of newspaper and magazine advertisements to the statements of operations when advertisements are run. In addition, Dan's Competition incurs costs of their catalog production and mailing. Catalog costs are capitalized and charged to expense over the expected future revenue stream, which is principally three to four months from the date the catalogs are mailed, and are included within operating expenses in the accompanying statements of operations.

Income Taxes
------------

Dan's Competition has elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"), Section 1362. Under the provisions of the Code, Dan's Competition does not pay Federal corporate income taxes on its taxable income. Instead, the shareholders are taxed on their respective shares of the Companies' taxable income. Dan's Competition does, however, pay corporate taxes on the state level. Such amounts were not material for the years ended December 31, 1999 and 2000 and are included in other operating expenses.

Retirement Plan
---------------

During 1999, Dan's Competition established a defined contribution 401(k) plan covering employees who have i) attained twenty-one years of age; and ii) completed six months of service. Employees are entitled to contribute between 1% and 15% of their salary into the plan. Employer contributions are at the discretion of Dan's Competition's management and contribute an amount up to 50% of each participant's first 6% of elective deferral contributions. Dan's Competition's contributions to the plan were $1 and $7 for the years ended December 31, 1999 and 2000, and $7 and $13 for the seven months ended July 31, 2000 and 2001, respectively.

Comprehensive Income
--------------------

Dan's Competition complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investments by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is the total of net income and all other non-owner changes in equity (or other comprehensive income) such as unrealized gains or losses on securities classified as available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive and other comprehensive income must be reported on the face of annual financial statements. Dan's Competition's operations did not give rise to any items includable in comprehensive income that were not already included in net income.

Internal-Use Software
---------------------

Dan's Competition accounts for costs associated with the development of internal computer systems in accordance with SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized costs are included within property, plant and equipment in the accompanying consolidated balance sheets, and are amortized on a straight-line basis over the estimated useful lives of the related computer systems, not to exceed five years.

Web Site Development Costs
--------------------------

Dan's Competition complies with the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-02, "Accounting for Web Site Development Costs," which requires companies to properly account for costs incurred to develop a web site. This standard categorizes certain costs as an internal use of software, which would be subject to the requirements of SOP 98-1, while other costs would be subject to capitalization or expense pursuant to SOP 93-7.

Derivative Instruments
----------------------

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Dan's Competition currently does not utilize derivative instruments or engage in hedging activities, and accordingly, the adoption of this pronouncement on January 1, 2001 did not have an impact on the financial statements.

3.  PROPERTY AND EQUIPMENT, net
    ---------------------------

At December 31, 1999 and 2000, property and equipment, net consists of the following:

                                                    1999             2000
                                                    ----             ----

    Computer software and equipment                $ 131            $ 293
    Leasehold improvements                            16               18
    Automobiles                                       63               63
    Machinery and equipment                           52               81
    Office furniture and fixtures                     85              104
    Construction-in-progress                           -               56
                                                   -----            -----
                                                     347              615

    Less: accumulated depreciation                  (192)            (243)
                                                   -----            -----
                                                   $ 155            $ 372
                                                   =====            =====

Depreciation expense related to property and equipment was $77 and $77 for the years ended December 31, 1999 and 2000, and $28 and $63 for the seven months ended July 31, 2000 and 2001, respectively.

4.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
    ----------------------------------------------

At December 31, 1999 and 2000, accrued expenses and other current liabilities consisted of the following:

                                                     1999            2000
                                                     ----            ----

    Reserve for sales returns                       $  34           $  45
    Accrued payroll and bonus                          85             230
    Accrued bank fees                                  37              50
    Accrued other                                      22              34
                                                    -----           -----
                                                    $ 178           $ 359
                                                    =====           =====


5.  RELATED PARTY TRANSACTIONS
    --------------------------

Dan's Competition leases its principal place of business from a related entity through common ownership under a short-term operating lease agreement. Dan's Competition, as part of the agreement, is required to pay for executory costs on the property, such as property taxes, maintenance and insurance. Total rent expense under this lease arrangement for the years ended December 31, 1999 and 2000 were $122 and $125, respectively, and $71 and $110 for the seven months ended July 31, 2000 and 2001, respectively.

6.  COMMITMENTS AND CONTINGENCIES
    -----------------------------

Leases
------

Dan's Competition leases certain computer equipment under noncancellable operating leases with various expiration dates through 2003. As of December 31, 2000, future net minimum lease payments were as follows:


               Year ending December 31,            Payment
               -----------------------             -------

                       2001                         $  22
                       2002                            21
                       2003                            11
                                                    -----
        Total minimum lease payments                $  54
                                                    =====

Rent expense was approximately $1 and $11 for the years ended December 31, 1999 and 2000, and $3 and $13 for the seven months ended July 31, 2000 and 2001, respectively, under noncancellable operating leases.

Sales Tax
---------

Dan's Competition does not collect sales or other similar taxes on shipments of goods into most states. However, various states or foreign countries may seek to impose sales tax obligations on Dan's Competition. A number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. In 1999, the United States Congress has passed legislation limiting for three years the ability of the states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the imposition by various states of taxes on e-commerce. A successful assertion by one or more states that Dan's Competition should have collected or be collecting sales taxes on the sale of products could have a material effect on Dan's Competition's operations.

Line of Credit
--------------

As of December 31, 2000, Dan's Competition had an unused $250,000 line of credit, which expires in July 2002, with a bank for the purposes of supporting operating leases and purchasing inventory. The interest rate charged on borrowings (if any) is the prime rate.

Litigation
----------

In the normal course of business, Dan's Competition is a party to various claims and/or litigation. Management believes that the settlement of all such claims and/or litigation, considered in the aggregate will not have a material adverse effect on Dan's Competition's financial position and results of operations.

7.  SUBSEQUENT EVENT
    ----------------

Effective September 28, 2001, Dan's Competition was merged with and into Alloy, Inc., ("Alloy"), a multi-channel media company and direct marketer. In accordance with the merger agreement, the outstanding common stock of Dan's Competition was exchanged for 2,081,037 shares of Alloy common stock and $11,000,000 in cash, subject to adjustment based on the terms of the agreement.